DocuSign Envelope ID: 95CDB69B-61EA-4B27-8A52-18F1C674717A clearwateranalytics.com | Employment Agreement This Employment Agreement (the “Agreement”) is made and entered into as of March 14, 2022, by and between Subi Sethi (the “Employee”) and Clearwater Analytics, LLC a Delaware Limited Liability Company (the “Company”). WHEREAS, the Company desires to employ the Employee on the terms and conditions set forth herein; and WHEREAS, the Employee desires to be employed by the Company on such terms and conditions. NOW, THEREFORE, in consideration of the mutual covenants, promises, and obligations set forth herein, the parties agree as follows: 1. Term. The Employee’s employment shall become effective on or about May 1, 2022 (or as otherwise agreed between the parties, the “Start Date”) and continue until terminated by either the Employee or the Company as permitted herein. The term of this Agreement will be referred to as the “Employment Term”. 1.1. Pre-Employment Background Check: The Company’s offer under this Agreement is contingent upon the Employee’s satisfactory completion of the Company’s background check. 2. Position and Duties. 2.1. Position. During the Employment Term, the Employee shall serve as Chief Client Officer (the “Position”), reporting to the Chief Executive Officer (the “Manager”). In such position, the Employee shall perform and discharge well and faithfully the duties which may be assigned to the Employee from time to time by the Manager in connection with the conduct of the Company’s business as well as those duties which are normally and customarily vested in such a Position. 2.2. Duties. During the Employment Term, the Employee shall devote substantially all of the Employee’s business time and attention to the performance of the Employee’s duties hereunder. Employee covenants and agrees that for so long as the Employee is employed by the Company, Employee shall not, whether as an Employee, employee, employer, consultant, agent, principal, partner, member, stockholder, corporate officer or director, or in any other individual or representative capacity, whether or not for compensation, engage in any other business, profession, or occupation for compensation or otherwise which would conflict or interfere with the performance of such services either directly or indirectly without the prior written consent of the Chief Executive Officer. Notwithstanding the foregoing, the Employee will be permitted to purchase or own less than five percent (5%) of the publicly traded securities of any corporation; provided that, such ownership represents a passive investment and that the Employee is not a controlling person of, or a member of a group that controls, such corporation; provided further that, the activities described in clause does not interfere with the performance of the Employee’s duties and responsibilities to the Company as provided hereunder. 2.3. Policies. The Employee agrees that the Employee shall at all times observe and be bound by all rules, policies, procedures, practices, and resolutions adopted, or to be adopted, by the Company which are generally applicable to the Company’s officers and employees and which do not otherwise conflict with this Agreement. 3. Place of Performance. The principal place of Employee’s employment shall be in or around Boise, Idaho. The Employee is also required to travel on Company business during the Employment Term, as necessary. 4. Compensation. 4.1. Base Salary. The Company shall pay the Employee an annual rate of base salary of $300,000 in periodic installments in accordance with the Company’s customary payroll practices and applicable wage payment laws, but no less frequently than monthly. The Employee’s base salary may be reviewed at least annually by the Company and the Company may, but shall not be required to, increase the base salary during the Employment Term. The Employee’s annual base salary, as in effect from time to time, is hereinafter referred to as “Base Salary”. 4.2. Annual Bonus. Beginning on the Employee’s Start Date, the Employee’s target bonus is $250,000 (the “Target Bonus”). The Target Bonus will be prorated according to the Employee’s Start Date. For example,

DocuSign Envelope ID: 95CDB69B-61EA-4B27-8A52-18F1C674717A clearwateranalytics.com | if the Employee had a $200,000 Target Bonus while employed with Clearwater Analytics India Private Limited between January 1, 2022, and April 30, 2022 and then works a complete calendar year with Clearwater Analytics, LLC between May 1, 2022 and December 31, 2022, the Target Bonus amount will be calculated as follows: ($200,000 * (120/365)) + ($250,000 * (245/365)) = $233,561.64. The Employee will achieve the Target Bonus based on individual and/or company-wide performance measures as communicated by the Company (the “Performance Measurements”). The Employee’s actual bonus may be higher or lower than the Target Bonus, as determined by the Company in its sole discretion, based on achievement of applicable Performance Measurements, and may be zero if applicable threshold Performance Measures are not achieved (the “Annual Bonus”). The Annual Bonus, if any, will be paid in the year following the year to which such Annual Bonus relates within 120 calendar days after the close of the Company’s fiscal year and completion of an outside audit by the Company’s then current outside audit firm and will be subject to the Employee’s continued employment through such payment date. 4.3. Incentive Equity. There will be no change or impact to the Employee’s current Incentive Equity by virtue of this Agreement. 4.4. Employee Benefits. During the Employment Term, the Employee shall be entitled to participate in all employee benefit plans, practices, and programs maintained by the Company, as in effect from time to time (collectively, “Employee Benefit Plans”) to the extent consistent with applicable law and the terms of the applicable Employee Benefit Plans. The Company reserves the right to amend or cancel any Employee Benefit Plans at any time in its sole discretion, subject to the terms of such Employee Benefit Plan and applicable law. 4.5. Reimbursement of Business Expenses. Upon submission of itemized expense statements, in the manner as shall be specified by the Company, the Company shall pay, advance or reimburse the Employee for all normal and reasonable business-related expenses incurred by the Employee in the performance of the Employee’s duties, including travel expenses, in accordance with the Company’s policies and on the same basis as paid, advanced or reimbursed to the Company’s other senior Employees. 4.6. Paid Time-Off. During the first year of the Employment Term, the Employee shall be entitled to 20 PTO days of paid vacation days per calendar year (prorated for partial years) in accordance with the Company’s paid time-off policies, as in effect from time to time. 4.7. Indemnification. In the event that the Employee is made a party or threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), other than any Proceeding initiated by the Employee or the Company related to any contest or dispute between the Employee and the Company or any of its affiliates with respect to this Agreement or the Employee’s employment hereunder, by reason of the fact that the Employee is or was a director or officer of the Company, or any affiliate of the Company, the Employee shall be indemnified and held harmless by the Company to the maximum extent permitted under applicable law and the Company’s bylaws from and against any liabilities, costs, claims, and expenses, including all costs and expenses incurred in defense of any Proceeding (including attorney’s fees). 5. Termination of Employment. The Employee acknowledges and understands that employment with the Company is at will and can be terminated by either party for no reason or for any reason not otherwise specifically prohibited by law. Nothing in this Agreement is intended to alter Employee’s at-will employment status or obligate the Company to continue to employ Employee for any specific period of time, or in any specific role or geographic location. Except as expressly provided for in this Agreement, upon any termination of employment, Employee shall not be entitled to receive any payments or benefits under this Agreement other than accrued, but unpaid or unused: (i) base salary and (ii) unreimbursed business expenses. For purposes of this Section, these amounts shall be collectively referred to as the “Accrued Amounts.” In all the following circumstances, the treatment and payment of any outstanding equity awards, if any, shall be determined solely in accordance with the terms of the 2017 Equity Incentive Plan and the applicable award agreements thereunder. 5.1. Voluntary Termination. The Employee may voluntarily terminate the Employee’s employment at any time, with or without Good Reason, by providing 90 days prior Notice of Termination to an expressly authorized representative of the Company. Notwithstanding the foregoing, in the event that the Employee gives such notice to the Company, the Company may unilaterally accelerate the Termination Date and such acceleration

DocuSign Envelope ID: 95CDB69B-61EA-4B27-8A52-18F1C674717A clearwateranalytics.com | shall not result in a termination by the Company for purposes of this Agreement. If the Employee voluntarily terminates the Employee’s employment with the Company, the Company shall pay to the Employee the Accrued Amounts. Such amount shall be paid in a lump sum payment, less applicable withholdings and deductions, within 30 days following the Termination Date (or such shorter time required by law), or in the case of business expenses, within 30 days after Employee submits a properly documented request for reimbursement. 5.2. Termination of Employment Without Cause or for Good Reason. The Employment Term and the Employee’s employment hereunder may be terminated by the Employee for Good Reason or by the Company without Cause, in each case pursuant to a Notice of Termination (as defined in Appendix A). In the event of such termination, the Employee shall be entitled to receive the Accrued Amounts and, subject to the Employee’s compliance with Section 6, Section 7, Section 8, and Section 9 of this Agreement, the Employee shall be entitled to receive the following: 5.2.1. The payment of an amount equal to the Employee’s Base Salary, less applicable withholdings and deductions, for a period of three (3) months following the Termination Date in periodic installments in accordance with the Company’s customary payroll practices and applicable wage payment laws, but no less frequently than monthly, commencing on the first payroll date that is 60 days after the Termination Date, provided, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the Termination Date. 5.3. Death or Disability. The Employee’s employment hereunder shall terminate automatically upon the Employee’s death during the Employment Term, with the date of death being the Employee’s Termination Date. If the Employee has a Disability (as defined in Appendix A), the Company shall give the Employee written notice of its intention to terminate the Employee’s employment. In such event, the Employee’s Termination Date shall be the 15th day after the date of such written notice. In the event of Employee’s death or Disability, the Company shall pay all Accrued Amounts within 30 days following the Termination Date (or such shorter time required by law). 5.4. Termination by the Company for Cause or by the Employee Without Good Reason. The Employee’s employment hereunder may be terminated by the Company for Cause or by the Employee without Good Reason. If the Employee’s employment is terminated by the Company for Cause or by the Employee without Good Reason, this Agreement shall terminate without further obligations to the Employee, other than payment of the Accrued Amounts within 30 days following the Termination Date (or such shorter time required by law). The Employee’s termination by the Company for Cause shall be communicated by Notice of Termination given to the Employee in accordance with this Agreement. The Company’s failure to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Company under this Agreement or preclude the Company from asserting such fact or circumstance in enforcing the Company’s rights under this Agreement. 5.5. General Release of Claims. Notwithstanding any provision of this Agreement, all payments and benefits described in Section 5.2, except for payment of the Accrued Amounts, are conditioned upon the Employee’s execution, delivery to the Company of an effective and non-revocable general release of claims against Holdings, the Company and related parties in a form provided by the Company (including nondisparagement and cooperation provisions on behalf of Employee), all by the 60th day following the Termination Date. If the timing requirements described in the first sentence of this Section 5.5 have been met, to the extent applicable, the payments and benefits will begin to be paid or provided to Employee as soon as administratively practicable following the date Employee signs and delivers the General Release to the Company and any applicable revocation period has expired without a notice of revocation having been given, provided that if the 60-day period begins in one taxable year and ends in a second taxable year such payments or benefits shall not commence until the second taxable year. 5.6. Section 280G. Anything in this Agreement to the contrary notwithstanding, in the event that any compensation, payment or distribution by Holdings or the Company to or for the benefit of the Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the “Parachute Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, then (a) such Parachute Payments shall be reduced (but not below zero) to the extent necessary so that the

DocuSign Envelope ID: 95CDB69B-61EA-4B27-8A52-18F1C674717A clearwateranalytics.com | maximum Parachute Payments shall not exceed the Threshold Amount (the “Reduction Amount”), and (b) the Company shall use commercially reasonable efforts to satisfy the shareholder approval requirements set forth in Q/A 7 of Treasury Regulations Section 1.280G-1 with respect to such Reduction Amount, and if such requirements are satisfied then such Reduction Amount shall become payable hereunder as if subsection (a) above had not applied thereto. For purposes of this Section, “Threshold Amount” shall mean three times the Employee’s “base amount” within the meaning of Section 280G(b)(3) of the Code and the regulations thereunder, less one dollar. In the event of any such reduction, the Parachute Payments shall be reduced in the following order: (1) cash payments not subject to Section 409A of the Code; (2) cash payments subject to Section 409A of the Code; (3) equity-based payments and acceleration; and (4) non- cash forms of benefits. To the extent any payment is to be made over time (e.g., in installments, etc.), then the payments shall be reduced in reverse chronological order. 6. Cooperation. The parties agree that certain matters in which the Employee will be involved during the Employment Term may necessitate the Employee’s cooperation in the future. Accordingly, following the termination of the Employee’s employment for any reason, to the extent reasonably requested by the Company, the Employee shall cooperate with the Company in connection with matters arising out of the Employee’s service to the Company; provided that, the Company shall make reasonable efforts to minimize disruption of the Employee’s other activities. 7. Confidential Information. The Employee understands and acknowledges that during the Employment Term, the Employee will have access to and learn about Confidential Information, as defined below. 7.1. Definition. For purposes of this Agreement, “Confidential Information” includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, web design, work-in- process, databases, records, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, pricing information, design information, payroll information, staffing information, personnel information, employee lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, market studies, sales information, revenue, costs, formulae, product plans, designs, ideas, inventions, unpublished patent applications, original works of authorship, discoveries, customer information, customer lists, client information, client lists, distributor lists, and prospect lists of the Company or its businesses or any existing or prospective customer, supplier, investor or other associated third party, or of any other person or entity that has entrusted information to the Company in confidence. The Employee understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used. Any trade secrets of the Company will be entitled to all of the protections and benefits under applicable state or federal law including trade secret law. If any information that the Company deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Employee hereby waives any requirement that the Employer submit proof of the economic value of any trade secret or post a bond or other security. The Employee understands and agrees that Confidential Information includes information developed by the Employee in the course of the Employee’s employment by the Company as if the Company furnished the same Confidential Information to the Employee in the first instance. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to the Employee; provided that, such disclosure is through no direct or indirect fault of the Employee or person(s) acting on the Employee’s behalf. 7.2. Company Creation and Use of Confidential Information. The Employee understands and acknowledges that

DocuSign Envelope ID: 95CDB69B-61EA-4B27-8A52-18F1C674717A clearwateranalytics.com | the Company has invested, and continues to invest, substantial time, money, and specialized knowledge into developing its resources, creating a customer base, generating customer and potential customer lists, training its employees, and improving its offerings in the field of investment reporting and accounting. The Employee understands and acknowledges that as a result of these efforts, the Company has created, and continues to use and create Confidential Information. This Confidential Information provides the Company with a competitive advantage over others in the marketplace. 7.3. Disclosure and Use Restrictions. The Employee agrees and covenants: (i) to treat all Confidential Information as strictly confidential; (ii) not to directly or indirectly disclose, publish, communicate, or make available Confidential Information, or allow it to be disclosed, published, communicated, or made available, in whole or part, to any entity or person whatsoever (including other employees of the Company) not having a need to know and authority to know and use the Confidential Information in connection with the business of the Company and, in any event, not to anyone outside of the direct employ of the Company except as required in the performance of the Employee’s authorized employment duties to the Company or with the prior consent of a Company authorized representative acting on behalf of the Company in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent); and (iii) not to access or use any Confidential Information, and not to copy any documents, records, files, media, or other resources containing any Confidential Information, or remove any such documents, records, files, media, or other resources from the premises or control of the Company, except as required in the performance of the Employee’s authorized employment duties to the Company or with the prior consent of a Company authorized representative acting on behalf of the Company in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent). Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. The Employee shall promptly provide written notice of any such order to the Company’s Chief Executive Officer. 7.4. Notice of Immunity Under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016 (“DTSA”). Notwithstanding any other provision of this Agreement: 7.4.1. The Employee will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that: 7.4.1.1. is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or 7.4.1.2. is made in a complaint or other document filed under seal in a lawsuit or other proceeding. 7.4.2. If the Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Employee may disclose the Company’s trade secrets to the Employee’s attorney and use the trade secret information in the court proceeding if the Employee: 7.4.2.1. files any document containing trade secrets under seal; and 7.4.2.2. does not disclose trade secrets, except pursuant to court order. 7.5. Term of Protection. The Employee understands and acknowledges that the Employee’s obligations under this Agreement with regard to any particular Confidential Information shall commence immediately upon the Employee first having access to such Confidential Information (whether before or after the Employee begins employment by the Company) and shall continue during and after the Employee’s employment by the Company until such time as such Confidential Information has become public knowledge other than as a result of the Employee’s breach of this Agreement or breach by those acting in concert with the Employee or on the Employee’s behalf. 7.6. Protected Activity Not Prohibited. The Employee understands that nothing in this Agreement limits or prohibits Employee from filing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by, any federal, state or local

DocuSign Envelope ID: 95CDB69B-61EA-4B27-8A52-18F1C674717A clearwateranalytics.com | government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”), including disclosing documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company, discussing the terms and conditions of Employee’s employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act. Notwithstanding, in making any such disclosures or communications, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Confidential Information to any parties other than the Government Agencies. Employee further understands that Employee is not permitted to disclose the Company’s attorney-client privileged communications or attorney work product. 8. Restrictive Covenants. 8.1. Acknowledgment. The Employee understands that the nature of the Employee’s position gives the Employee access to and knowledge of Confidential Information and places the Employee in a position of trust and confidence with the Company. The Employee understands and acknowledges that the services the Employee provides to the Company are unique, special, and extraordinary. The Employee further understands and acknowledges that the Company’s ability to reserve these for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company, and that improper use or disclosure by the Employee is likely to result in unfair or unlawful competitive activity. 8.2. Non-Competition. Because of the Company’s legitimate business interest as described herein and the good and valuable consideration offered to the Employee, during the Employment Term and for the twelve (12) months to run consecutively, beginning on the last day of the Employee’s employment with the Company, for any reason or no reason and whether employment is terminated at the option of the Employee or the Company, the Employee agrees and covenants not to engage in Prohibited Activity for any Competitor of the Company that carries on business within (i) the state in which Employee primarily performs services for the Company; (ii) all other states of the United States of America in which the Company provided goods or services, had customers, or otherwise conducted business at any time during the two-year period prior to the date of the termination of Employee’s relationship with the Company; and (iii) any other countries from which the Company provided goods or services, had customers, or otherwise conducted business at any time during the two-year period prior to the date of the termination of Employee’s relationship with the Company. 8.2.1. For purposes of this Section 8, “Prohibited Activity” is activity in which the Employee contributes the Employee’s knowledge, directly or indirectly, in whole or in part, engages or invests in, owns, manages, operates, finances, controls, or participates in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lends the Employee’s name or any similar name to, lends Employee’s credit to or renders services or advice to, any business whose products or activities compete in whole or in part with the products or activities of the Company, including those engaged in the business of investment reporting and accounting. Prohibited Activity also includes activity that may require or inevitably requires disclosure of trade secrets, proprietary information or Confidential Information. 8.2.2. This Section 8 does not, in any way, restrict or impede the Employee from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. The Employee shall promptly provide written notice of any such order to the Company’s Chief Executive Officer. 8.2.3. For purposes of this Section 8, “Competitor” means any company for whom investment reporting, accounting, or analytics for institutional investors forms a material part of their business. 8.3. Non-Solicitation of Employees and Contractors. The Employee agrees and covenants not to, whether for the Employee’s own account or the account of any other person, business or enterprise, directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment or engagement as an independent contractor of any employee or independent contractor of the Company during the eighteen (18) months, to run consecutively, beginning on the last day of the Employee’s employment with the Company.

DocuSign Envelope ID: 95CDB69B-61EA-4B27-8A52-18F1C674717A clearwateranalytics.com | 8.4. Non-Solicitation of Customers. The Employee understands and acknowledges that because of the Employee’s experience with and relationship to the Company, the Employee will have access to and learn about much or all of the Company’s customer information. “Customer Information” includes, but is not limited to, names, phone numbers, addresses, e-mail addresses, order history, order preferences, chain of command, pricing information, and other information identifying facts and circumstances specific to the customer and relevant to the Company’s sales and services. The Employee understands and acknowledges that loss of this customer relationship and/or goodwill will cause significant and irreparable harm. The Employee agrees and covenants, during the eighteen (18) months, to run consecutively, beginning on the last day of the Employee’s employment with the Company, not to, whether for the Employee’s own account or the account of any other person, business or enterprise, directly or indirectly solicit, contact (including but not limited to e-mail, regular mail, express mail, telephone, fax, and instant message), attempt to contact, or meet with the Company’s current, former or prospective customers for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company. This restriction shall only apply to: 8.4.1. Customers or prospective customers the Employee contacted in any way during the Employee’s employment with the Company; 8.4.2. Customers about whom the Employee has trade secret or confidential information; 8.4.3. Customers who became customers during the Employee’s employment with the Company; and 8.4.4. Customers about whom the Employee has information that is not available publicly. 9. Non-Disparagement. The Employee agrees and covenants that the Employee will not at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments, or statements concerning the Company, its subsidiaries, affiliates or their respective businesses, or any of its employees, directors, managers, officers, and existing and prospective customers, suppliers, investors, lenders, representatives, agents and other associated third parties. In turn, the Company agrees not to issue any official statements or press releases defaming or disparaging the Employee and further agrees to instruct all then-current members of the Employee Leadership team not to make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments, or statements concerning the Employee. This Section 9 does not, in any way, restrict or impede the Employee or the Company from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. If applicable, the Employee shall promptly provide written notice of any such order to the Company’s Chief Executive Officer, and the Company shall promptly provide written notice of any such order to the Employee. 10. Acknowledgement. The Employee acknowledges and agrees that the services to be rendered by the Employee to the Company are of a special and unique character; that the Employee will obtain knowledge and skill relevant to the Company’s industry, methods of doing business and marketing strategies by virtue of the Employee’s employment; and that the restrictive covenants and other terms and conditions of this Agreement are reasonable and reasonably necessary to protect the legitimate business interest of the Company. The Employee further acknowledges that the amount of the Employee’s compensation reflects, in part, the Employee’s obligations and the Company’s rights under Section 7, Section 8, and Section 9 of this Agreement; that the Employee has no expectation of any additional compensation, royalties or other payment of any kind not otherwise referenced herein in connection herewith; and that the Employee will not be subject to undue hardship by reason of the Employee’s full compliance with the terms and conditions of Section 7, Section 8, and Section 9 of this Agreement or the Company’s enforcement thereof. 11. Remedies. In the event of a breach or threatened breach by the Employee of Section 7, Section 8, or Section 9 of this Agreement, the Employee hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages

DocuSign Envelope ID: 95CDB69B-61EA-4B27-8A52-18F1C674717A clearwateranalytics.com | or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available forms of relief. 12. Proprietary Rights. 12.1. Intellectual Property Rights. The Employee acknowledges and agrees that all right, title, and interest in and to all writings, works of authorship, technology, inventions, discoveries, processes, techniques, methods, ideas, concepts, research, proposals, materials, and all other work product of any nature whatsoever, that are created, prepared, produced, authored, edited, amended, conceived, or reduced to practice by the Employee individually or jointly with others during the period of the Employee’s employment by the Company and relate in any way to the business or contemplated business, products, activities, research, or development of the Company or result from any work performed by the Employee for the Company (in each case, regardless of when or where prepared or whose equipment or other resources is used in preparing the same), all rights and claims related to the foregoing, and all printed, physical and electronic copies, and other tangible embodiments thereof (collectively, “Work Product”), as well as any and all rights in and to US and foreign (a) patents, patent disclosures and inventions (whether patentable or not), (b) trademarks, service marks, trade dress, trade names, logos, corporate names, and domain names, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing, (c) copyrights and copyrightable works (including computer programs), and rights in data and databases, (d) trade secrets, know-how, and other confidential information, and (e) all other intellectual property rights, in each case whether registered or unregistered and including all registrations and applications for, and renewals and extensions of, such rights, all improvements thereto and all similar or equivalent rights or forms of protection in any part of the world (collectively, “Intellectual Property Rights”), shall be the sole and exclusive property of the Company. For purposes of this Agreement, Work Product includes, but is not limited to, Company information, including plans, publications, research, strategies, techniques, agreements, documents, contracts, terms of agreements, negotiations, know-how, computer programs, computer applications, software design, web design, work in process, databases, manuals, results, developments, reports, graphics, drawings, sketches, market studies, formulae, notes, communications, algorithms, product plans, product designs, styles, models, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, client information, customer lists, client lists, marketing information, and sales information. 12.2. Work Made for Hire; Assignment. The Employee acknowledges that, by reason of being employed by the Company at the relevant times, to the extent permitted by law, all of the Work Product consisting of copyrightable subject matter is “work made for hire” as defined in 17 U.S.C. § 101 and such copyrights are therefore owned by the Company. To the extent that the foregoing does not apply, the Employee hereby irrevocably assigns to the Company, for no additional consideration, the Employee’s entire right, title, and interest in and to all Work Product and Intellectual Property Rights therein, including the right to sue, counterclaim, and recover for all past, present, and future infringement, misappropriation, or dilution thereof, and all rights corresponding thereto throughout the world. Nothing contained in this Agreement shall be construed to reduce or limit the Company’s rights, title, or interest in any Work Product or Intellectual Property Rights so as to be less in any respect than that the Company would have had in the absence of this Agreement. 12.3. Further Assurances; Power of Attorney. During and after the Employee’s employment, the Employee agrees to reasonably cooperate with the Company to (a) apply for, obtain, perfect, and transfer to the Company the Work Product as well as any and all Intellectual Property Rights in the Work Product in any jurisdiction in the world; and (b) maintain, protect and enforce the same, including, without limitation, giving testimony and executing and delivering to the Company any and all applications, oaths, declarations, affidavits, waivers, assignments, and other documents and instruments as shall be requested by the Company. The Employee hereby irrevocably grants the Company power of attorney to execute and deliver any such documents on the Employee’s behalf in the Employee’s name and to do all other lawfully permitted acts to transfer the Work Product to the Company and further the transfer, prosecution, issuance, and maintenance of all Intellectual Property Rights therein, to the full extent permitted by law, if the Employee does not

DocuSign Envelope ID: 95CDB69B-61EA-4B27-8A52-18F1C674717A clearwateranalytics.com | promptly cooperate with the Company’s request (without limiting the rights the Company shall have in such circumstances by operation of law). The power of attorney is coupled with an interest and shall not be affected by the Employee’s subsequent incapacity. 12.4. No license. The Employee understands that this Agreement does not, and shall not be construed to, grant the Employee any license or right of any nature with respect to any Work Product or Intellectual Property Rights or any Confidential Information, materials, software, or other tools made available to the Employee by the Company. 13. Security and Access. The Employee agrees and covenants (a) to comply with all of the Company's security policies and procedures as in force from time to time including without limitation those regarding computer equipment, facilities access, monitoring, key cards, internet, social media and instant messaging systems, computer systems, e-mail systems, computer networks, document storage systems, software, data security, encryption, firewalls, passwords and any and all other Company facilities (“Facilities and Information Technology Resources”); (b) not to access or use any Facilities and Information Technology Resources except as authorized by the Company; and (c) not to access or use any Facilities and Information Technology Resources in any manner after the termination of the Employee’s employment by the Company, whether termination is voluntary or involuntary. The Employee agrees to notify the Company promptly in the event the Employee learns of any violation of the foregoing by others, or of any other misappropriation or unauthorized access, use, reproduction, or reverse engineering of, or tampering with any Facilities and Information Technology Resources or other Company property or materials by others. 14. Exit Obligations. Upon (a) voluntary or involuntary termination of the Employee’s employment or (b) the Company’s request at any time during the Employee’s employment, the Employee shall (i) provide or return to the Company any and all Company property, including access cards, employer credit cards, network access devices, computers, cell phones, work product, e-mail messages, recordings, thumb drives or other removable information storage devices, hard drives, and data and all Company documents and materials belonging to the Company and stored in any fashion, including but not limited to those that constitute or contain any Confidential Information or Work Product, that are in the possession or control of the Employee, whether they were provided to the Employee by the Company or any of its business associates or created by the Employee in connection with the Employee’s employment by the Company; and (ii) delete or destroy all copies of any such documents and materials not returned to the Company that remain in the Employee’s possession or control, including those stored on any non-Company devices, networks, storage locations, and media in the Employee’s possession or control. 15. Representation and Warranty. The Employee represents and warrants that the Employee is not a party to, or otherwise subject to, any covenant not to compete, or other agreement with any person or entity that would restrict or limit the Employee ability to perform the Employee’s responsibilities under this Agreement, and that the Employee’s performance of the Employee’s obligations under this Agreement will not violate the terms and conditions of any contract or obligation, written or oral, between the Employee and any other person or entity. The Employee is not under any contractual agreement that would conflict with or in any way prevent the Employee from entering into this Agreement or from performing any and all of the Employees’ duties hereunder. Employee will not utilize any proprietary or confidential materials or information of any third party while performing duties for the Company. 16. Governing Law; Jurisdiction and Venue. This Agreement, for all purposes, shall be construed in accordance with the laws of Idaho without regard to conflicts of law principles. To the extent that any lawsuit is permitted under this Agreement, any action or proceeding by either of the parties to enforce this Agreement shall be brought only in a state or federal court located in the state of Idaho, county of Ada, and the parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue. 17. Entire Agreement. Unless specifically provided herein, this Agreement contains all of the understandings and representations between the Employee and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. The parties mutually agree that the Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement. 18. Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment

DocuSign Envelope ID: 95CDB69B-61EA-4B27-8A52-18F1C674717A clearwateranalytics.com | or modification is agreed to in writing and signed by the Employee and by a Company authorized representative. No waiver by either of the parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the parties in exercising any right, power, or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege. 19. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth herein. 20. Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph. 21. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. 22. Section 409A. 22.1. General Compliance. This Agreement is intended to comply with Section 409A or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Employee on account of non- compliance with Section 409A. 22.2. Specified Employees. Notwithstanding any other provision of this Agreement, if any payment or benefit provided to the Employee in connection with the Employee’s termination of employment is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and the Employee is determined to be a “specified employee” as defined in Section 409A(a)(2)(b)(i), then such payment or benefit shall not be paid until the first payroll date to occur following the six-month anniversary of the Termination Date or, if earlier, on the Employee’s death (the “Specified Employee Payment Date”). The aggregate of any payments that would otherwise have been paid before the Specified Employee Payment Date shall be paid to the Employee in a lump sum on the Specified Employee Payment Date and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule. 22.3. Reimbursements. To the extent required by Section 409A, each reimbursement or in-kind benefit provided

DocuSign Envelope ID: 95CDB69B-61EA-4B27-8A52-18F1C674717A clearwateranalytics.com | under this Agreement shall be provided in accordance with the following: 22.3.1. the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; 22.3.2. any reimbursement of an eligible expense shall be paid to the Employee on or before the last day of the calendar year following the calendar year in which the expense was incurred; and 22.3.3. any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit. 22.4. Tax Gross-Ups. Any tax gross-up payments provided under this Agreement shall be paid to the Employee on or before December 31 of the calendar year immediately following the calendar year in which the Employee remits the related taxes. 23. Arbitration. To ensure the timely and economical resolution of disputes that may arise in connection with Employee’s employment with the Company, Employee and the Company agree that any and all disputes, claims, or causes of action arising from or relating to the enforcement, breach, performance, negotiation, execution, or interpretation of this letter agreement, or Employee’s employment, or the termination of Employee’s employment, including but not limited to all statutory claims, will be resolved pursuant to the Federal Arbitration Act, 9 U.S.C. §1-16, and to the fullest extent permitted by law, by final, binding and confidential arbitration by a single arbitrator, who is a former state or federal court judge, and conducted in Boise, Idaho by Judicial Arbitration and Mediation Services Inc. (“JAMS”) under the then applicable JAMS rules (at the following web address: http://www.jamsadr.com/rulesclauses). A hard copy of the rules will be provided to Employee upon request. By agreeing to this arbitration procedure, both Employee and the Company waive the right to resolve any such dispute through a trial by jury or judge or administrative proceeding. In addition, all claims, disputes, or causes of action under this section, whether by Employee or the Company, must be brought in an individual capacity, and shall not be brought as a plaintiff (or claimant) or class member in any purported class or representative proceeding, nor joined or consolidated with the claims of any other person or entity. The arbitrator may not consolidate the claims of more than one person or entity, and may not preside over any form of representative or class proceeding. To the extent that the preceding sentences regarding class claims or proceedings are found to violate applicable law or are otherwise found unenforceable, any claim(s) alleged or brought on behalf of a class shall proceed in a court of law rather than by arbitration. The Company acknowledges that Employee will have the right to be represented by legal counsel at any arbitration proceeding. Questions of whether a claim is subject to arbitration under this agreement) shall be decided by the arbitrator. Likewise, procedural questions which arise out of the dispute and bear on the final disposition are also matters for the arbitrator. The arbitrator shall; (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; (b) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award; and (c) be authorized to award any or all remedies that Employee or the Company would be entitled to seek in a court of law. Employee and the Company shall equally share all JAMS’ arbitration fees. Each party is responsible for its own attorneys’ fees. Nothing in this letter agreement is intended to prevent either Employee or the Company from obtaining injunctive relief in court to prevent irreparable harm prior to or pending the conclusion of any such arbitration. Any awards or orders in such arbitrations may be entered and enforced as judgments in the federal and state courts of any competent jurisdiction. 24. Successors and Assigns. This Agreement is personal to the Employee and shall not be assigned by the Employee. Any purported assignment by the Employee shall be null and void from the initial date of the purported assignment. The Company may assign this Agreement to any successor or assign (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company. This Agreement shall inure to the benefit of the Company and permitted successors and assigns. 25. Withholding. The Company shall have the right to withhold from any amount payable hereunder any Federal, state, and local taxes in order for the Company to satisfy any withholding tax obligation it may have under any applicable law or regulation. 26. Survival. Upon the expiration or other termination of this Agreement, the respective rights and obligations of the

DocuSign Envelope ID: 95CDB69B-61EA-4B27-8A52-18F1C674717A clearwateranalytics.com | parties hereto shall survive such expiration or other termination to the extent necessary to carry out the intentions of the parties under this Agreement. 27. Notice. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, or by overnight carrier to the parties at the addresses set forth below (or such other addresses as specified by the parties by like notice): If to the Company: Clearwater Analytics, LLC Attn: Chief Executive Officer 777 W. Main St., Suite 900 Boise, Idaho 83702 If to the Employee: Subi Sethi Subi sethi Subi sethi 28. Acknowledgment and Full Understanding. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE EMPLOYEE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE EMPLOYEE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF THE EMPLOYEE’S CHOICE BEFORE SIGNING THIS AGREEMENT. [Signature Page Follows]

DocuSign Envelope ID: 95CDB69B-61EA-4B27-8A52-18F1C674717A clearwateranalytics.com | IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above. Subi Sethi Clearwater Analytics, LLC /s/ Subi Sethi Signature: Date: 3/14/2022 | 3:08 AM MDT /s/ Jake McGrady By: Jake McGrady Name: Title: General Counsel Date: 3/14/2022 | 9:46 AM MDT

DocuSign Envelope ID: 95CDB69B-61EA-4B27-8A52-18F1C674717A clearwateranalytics.com | Employment Agreement APPENDIX A – DEFINITIONS As used in the Agreement, the following terms will have the definitions set forth in this Appendix A: 1. “Cause” shall mean one or more of the following (as determined by the Company): 1.1. A material breach by Employee of any term of the Agreement, or the Company’s policies, Employee’s fiduciary duties to the Company, Holdings or any of their affiliates, or of any law, statute, or regulation, which, if capable of cure, Employee has been given a reasonable opportunity to comply with such policy or cure the Employee’s failure to comply to the satisfaction of the Company within the reasonable time prescribed by the Company to cure such failure as set forth in a written notice of such breach from the Company; 1.2. Misconduct which is injurious to the Company, Holdings or any of its or their affiliates, either monetarily of otherwise, or which impairs Employee’s ability to effectively perform Employee’s duties or responsibilities, which misconduct, if capable of cure, Employee has been given a reasonable opportunity to cure the Employee’s misconduct to comply to the satisfaction of the Company within the reasonable time prescribed by the Company to cure such failure as set forth in a written notice of such breach from the Company; 1.3. Personal conduct which reflects poorly on the Company, Holdings or Employee or which impairs Employee’s ability to perform the Employee’s duties or manage subordinate employees, including but not limited to the abuse of alcohol or controlled substances, sexual harassment and discrimination, which misconduct, if capable of cure, Employee has been given a reasonable opportunity to cure the Employee’s misconduct to comply to the satisfaction of the Company within the reasonable time prescribed by the Company to cure such failure as set forth in a written notice of such breach from the Company 1.4. Habitual or repeated neglect of Employee’s duties or responsibilities; 1.5. The Employee’s failure to comply with any valid and legal directive of the Company or the CEO; 1.6. The appropriation of (or attempted appropriation of) a business opportunity of the Company, Holdings or its or their affiliates, including attempting to secure or securing any personal profit in connection with any transaction by the Company or its affiliates; 1.7. The commission or conviction for (or the procedural equivalent or conviction for), or entering of a guilty plea or plea of no contest with respect to any felony or a crime, which in the Company’s reasonable judgment, involves moral turpitude; 1.8. The Employee’s willful unauthorized disclosure (or attempted disclosure) of Confidential Information; 1.9. Intentional injury of another employee or any person in the course of performing services for the Company; or 1.10. Any conflict of interest, including, but not limited to solicitation of business on behalf of a competitor or potential competitor or breach of any fiduciary duty to the Company, Holdings or any of their affiliates. 2. “Good Reason” shall mean one or more of the following: 2.1. Material reduction, without Employee’s consent, of Employee’s base salary or target annual bonus opportunity, unless the reduction is generally applicable to substantially all senior Employees of the

DocuSign Envelope ID: 95CDB69B-61EA-4B27-8A52-18F1C674717A clearwateranalytics.com | Company; 2.2. Material breach of this Agreement by the Company; or 2.3. A substantial diminution in Employee’s authority or duties that is materially inconsistent with Employee’s Position without Employee’s consent; Provided however, that for purposes of “Good Reason”, nothing described above shall constitute Good Reason unless the Employee has notified the Company in writing describing the event which constitutes Good Reason within 30 days after the first occurrence of such event and then only if the Company shall have failed to cure such event within 30 days after the Company’s receipt of such written notice and Employee elects to terminate the Employee’s employment as a result effective at the end of such 30-day cure period. 3. “Disability” shall mean the Employee’s inability, due to physical or mental incapacity, to perform the essential functions of the Employee’s job, with or without reasonable accommodation, for one hundred eighty (180) days out of any three hundred sixty-five (365) day period or one hundred twenty (120) consecutive days. Any question as to the existence of the Employee’s Disability as to which the Employee and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Employee and the Company. If the Employee and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and the Employee shall be final and conclusive for all purposes of this Agreement. 4. “Termination Date” means the effective date of Employee’s “separation from service” from the Company as defined in Section 409A and Treasury Regulations promulgated thereunder. 5. “Notice of Termination” means a written notice of termination of this Agreement which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee’s employment under the provision so indicated, and (iii) specifies the Termination Date.